FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 16, 2004

Electronic Data Systems Corporation
 (Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code: (972) 604-6000

Item 9.   Regulation FD Disclosure

The registrant has elected Edward Kangas, former Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu, to its board of directors effective June 16, 2004.   The press release announcing Mr. Kangas' election is attached as Exhibit 99.1 and incorporated by reference herein.

The information furnished under this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

June 16, 2004                                                                                                            By:   /s/ D. Gilbert Friedlander

                                                                                                                                           D. Gilbert Friedlander, Executive Vice
                                                                                                                                           President, General Counsel and Secretary

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